                                                                    Exhibit 4.24
                                                                  Execution Copy

                             WESTERN RESOURCES, INC.

                                  $365,000,000

                  First Mortgage Bonds, 7 7/8% Series Due 2007

                               Purchase Agreement

                                                              New York, New York
                                                                     May 7, 2002

Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
BNY Capital Markets, Inc.
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013


Ladies and Gentlemen:

                  Western Resources, Inc., a corporation organized under the laws of the State of Kansas (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), $365,000,000 principal amount of its First Mortgage Bonds, 7 7/8% Series Due 2007 (the "Securities"). The Securities are to be issued under and secured by the Mortgage and Deed of Trust, dated July 1, 1939, between the Company and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, as trustee (the "Trustee"), as amended and supplemented by thirty-four indentures supplemental thereto (such Mortgage and Deed of Trust, as amended and supplemented by such thirty-four supplemental indentures, being hereinafter called the "Mortgage"), and as amended and supplemented by a thirty-fifth supplemental indenture, to be dated as of May 10, 2002 (the "Thirty-Fifth Supplemental Indenture") (the Mortgage, as amended and supplemented by the Thirty-Fifth Supplemental Indenture, being hereinafter called the "Amended Mortgage"). The Securities have the benefit of a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of May 10, 2002, between the Company and the Initial Purchasers, pursuant to which the Company has agreed to register the Securities under the Act subject to the terms and conditions therein specified. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

                  The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

                  In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated April 24, 2002 (including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary

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                                                                              28

Memorandum"), and a final offering memorandum, dated May 7, 2002 (including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms "amend," "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act, subsequent to the Execution Time and prior to the completion of the distribution of the Securities by the Initial Purchasers, which is incorporated by reference into the Final Memorandum.

      The Preliminary Memorandum and the Final Memorandum also relate to the sale by the Company of $400,000,000 principal amount of Senior Notes, 9 3/4% Series Due 2007 (the "Notes Due 2007"). While the Securities and the Notes Due 2007 are expected to be sold on the same date, the consummation of the sale of the Securities and Notes Due 2007 are not conditioned upon each other.

          1. Representations and Warranties. The Company represents
             ------------------------------
and warrants to each Initial Purchaser as set forth below in this Section 1.

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date (as defined in Section 3 hereof), the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and on the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. However, the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through Salomon Smith Barney Inc. specifically for inclusion in the Preliminary Memorandum or the Final Memorandum.

          (b) The Company will not resell any Securities that have been acquired by it.

          (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.


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                                                                              38

     (d) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

     (e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

     (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them in Regulation S.

     (g) The Company has been advised by the NASD's PORTAL Market that the Securities have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

     (h) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

     (i) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

     (j) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated by this Agreement).

     (k) The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (l) The information provided by the Company pursuant to Section 5(g) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (m) Each of the Company and the Principal Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to carry on the electric utility business in which it is engaged,


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                                                                              48

and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (a "Material Adverse Effect").

     (n) All the outstanding shares of capital stock of the Principal Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the Principal Subsidiary owned by the Company, as described in the Final Memorandum, are owned by it free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

     (o) The Company's authorized equity capitalization is as set forth in the Final Memorandum, and the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Memorandum.

     (p) The statements in the Final Memorandum under the headings "Certain U.S. Federal Income Tax Considerations," "Description of Bonds," "Description of Notes" and "Exchange Offers; Registration Rights" fairly summarize the matters therein described.

     (q) This Agreement has been duly authorized, executed and delivered by the Company; the Amended Mortgage has been duly authorized, executed and delivered by the Company, and has been qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid, binding instrument enforceable against the Company in accordance with its terms except that (x) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally; (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) any indemnification or contribution provision that may be contrary to or inconsistent with public policy and (y) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances (collectively, the "Enforceability Limitations"); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Amended Mortgage and delivered to and paid for by the Initial

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                                                                              58

Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to thelien of and benefits provided by the Amended Mortgage subject to the Enforceability Limitations; the Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company, will constitute the legal, valid, binding and enforceable instrument of the Company subject to the Enforceability Limitations; and the New Securities (as such term is defined in the Registration Rights Agreement) have been duly authorized by the Company for issuance and sale pursuant to the Amended Mortgage and the Registration Rights Agreement, and such New Securities, when executed, authenticated, issued and delivered in the manner provided for in the Registration Rights Agreement and the Amended Mortgage against payment of consideration therefor in the form of the Securities, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Amended Mortgage, enforceable against the Company in accordance with their terms subject to the Enforceability Limitations.

     (r) No consent, approval, authorization, filing with or order of the State Corporation Commission of the State of Kansas (the "KCC") or any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Amended Mortgage or the Registration Rights Agreement, except (i) the June 15, 2000 authorization from the Federal Energy Regulatory Commission (the "FERC") in Federal Power Act docket numbers ES00-39-000 and ES00-39-001 and the filing with the FERC of the reports required by 18 CFR Section 34.10; (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and the Registration Rights Agreement; and (iii) the filing with the KCC of a copy of the registration statement contemplated by the Registration Rights Agreement.

     (s) Neither the execution and delivery of this Agreement, the Amended Mortgage or the Registration Rights Agreement, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Principal Subsidiary pursuant to: (i) the charter or by-laws of the Company or the Principal Subsidiary; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Principal Subsidiary is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Principal Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or


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                                                                              68


other authority having jurisdiction over the Company or the Principal Subsidiary or any of its or their properties.

     (t) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption "Summary Consolidated Financial Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein; the information set forth under the captions "Summary Approximate Restricted Group Pro Forma Financial Data" and "Summary Approximate Restricted Group EBITDA Reconciliation" fairly present, on the basis stated in the Final Memorandum, the information included therein; and the capitalization set forth under the columns "Actual" and "As Adjusted" fairly present the information included therein.

     (u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement, the Amended Mortgage or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect , except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

     (v) The Amended Mortgage and all required financing statements under the Uniform Commercial Code have been duly recorded or filed in each place in which any of the properties or assets of the Company subject to the lien of the Amended Mortgage are situated and in which such recording or filing is required to protect and preserve the lien of the Amended Mortgage, and all taxes and recording or filing fees required to be paid in connection with the execution, recording or filing of the Amended Mortgage have been duly paid.

     (w) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the failure to own or lease such properties would not reasonably be expected to have a Material Adverse Effect.

     (x) The Company has good and sufficient title to, or a satisfactory easement in, all the real property, and has good and sufficient title to all the

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                                                                              78


personal property described in the Amended Mortgage as owned by it and subject to the lien of the Amended Mortgage, except any which may have been released from the lien thereof pursuant to the provisions thereof, subject only to permitted liens as defined in the Amended Mortgage; subject only as above set forth in this paragraph, the Amended Mortgage constitutes a valid, direct first mortgage lien upon said properties and upon all franchises owned by the Company, which properties and franchises include all the physical properties and franchises of the Company (other than classes of property expressly excepted in the Amended Mortgage); all physical properties and franchises (other than classes of property expressly excepted in the Amended Mortgage as aforesaid) hereafter acquired by the Company will, upon such acquisition, become subject to the lien thereof, subject however to liens permitted thereby and to any liens existing or placed upon such properties at the time of the acquisition thereof by the Company and except as described in the Final Memorandum; and the descriptions of all such properties and assets contained in the granting clauses of the Amended Mortgage are correct and adequate for the purposes of the Amended Mortgage.

     (y) Neither the Company nor the Principal Subsidiary is in violation or default of (i) any provision of its charter or by-laws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Principal Subsidiary is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Principal Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Principal Subsidiary or any of its properties, as applicable, except for violations or defaults which would not reasonably be expected to have a Material Adverse Effect.

     (z) Arthur Andersen LLP ("Arthur Andersen"), who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

     (aa) The Company has received from Arthur Andersen (i) a letter dated March 27, 2002 concerning Arthur Andersen's quality controls in connection with Arthur Andersen's audit of the audited financial statements of the Company and its consolidated subsidiaries included in the Final Memorandum (the "AA Representation Letter"), including representations regarding the continuity of Arthur Andersen's personnel working on the audit, the availability of national office consultation and the availability of personnel at foreign affiliates of Arthur Andersen to conduct relevant portions of the audit. The AA Representation Letter has not been rescinded and the Company has no reason to believe that the

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                                                                              88

representations contained in the AA Representation Letter are not true and correct in all respects.


     (bb) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities to the Initial Purchasers.

     (cc) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

     (dd) No labor problem or dispute with the employees of the Company or the Principal Subsidiary exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Principal Subsidiary's principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

     (ee) The Company and the Principal Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or the Principal Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Principal Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or the Principal Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor the Principal Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor the Principal Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material

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                                                                              98

Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

     (ff) The Principal Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to the Principal Subsidiary from the Company or from transferring any of the Principal Subsidiary's property or assets to the Company, except as described in or contemplated by the Final Memorandum.

     (gg) Each of the Company and the Principal Subsidiary possesses valid and subsisting franchises, certificates of convenience and authority, licenses and permits authorizing it to carry on the electric utility business in which it is engaged, subject to the expiration of the Principal Subsidiary's franchise agreement with the City of Wichita, and neither the Company nor the Principal Subsidiary has received any notice of proceedings relating to the revocation or modification of any such franchise, certificate of convenience and authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

     (hh) The Company and the Principal Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (ii) The Company and the Principal Subsidiary are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto); except as set forth in the Final Memorandum, neither the Company nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     (jj) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

     (kk) The offerings are in the ordinary course of business of the Company and the Company does not believe that an exemption from the July 20, 2001 Order of the KCC is required.

     Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance
        -----------------
upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99% of the principal amount thereof, the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

     3. Delivery and Payment. Delivery of and payment for the Securities shall
        --------------------
be made at 10:00 A.M., New York City time, on May 10, 2002, or at such time on such later date (not later than May 17, 2002) as the Initial Purchasers and the Company shall agree, which date and time may be postponed by agreement between the Initial Purchasers and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Initial Purchasers for their respective accounts against payment by the several Initial Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account

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                                                                             118

specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company.

     4. Offering by Initial Purchasers. Each Initial Purchaser, severally and
        ------------------------------
not jointly, represents and warrants to and agrees with the Company that:

     (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be "Qualified Institutional Buyers" (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

     (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

     5. Agreements. The Company agrees with each Initial Purchaser that:
        ----------

     (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request.

     (b) The Company will not (except as is necessary to comply with applicable law) amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Initial Purchasers; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Initial Purchasers with a copy of such document for their review and the Initial Purchasers have not reasonably objected to the filing of such document.

     (c) If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Initial Purchasers of any such event; (ii) subject to the requirements of paragraph (b) of this
Section 5, will

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                                                                             128

prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as the Initial Purchasers may reasonably request.

     (d) The Company will not, and will not permit any of its Affiliates to, resell any Securities (other than to other Affiliates) that have been acquired by any of them.

     (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

     (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

     (g) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

     (h) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

     (i) The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

     (j) The Company will use its best efforts to cause the Amended Mortgage to be duly filed for record, appropriate notices of such filing to be recorded, and an appropriate financing statement to be filed, wherever necessary

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                                                                             138

or appropriate to perfect the lien of the Amended Mortgage for the benefit of the Securities prior to the Closing Date.

     (k) The Company will not for a period of 90 days following the Execution Time, without the prior written consent of Salomon Smith Barney Inc., offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition

     (k) (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than (i) the Securities; (ii) the Notes Due 2007; and (iii) indebtedness under the Company's Credit Agreement dated as of June 28, 2000, the Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of March 17, 1998 and the WR Receivables Corporation Purchase and Sale Agreement dated as of July 28, 2000); provided, however that the Company may incur indebtedness under credit facilities that replace the credit facilities described in clause (iii) above.

     (l) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) admitting the Securities for trading in the PORTAL Market; (vii) the reasonable transportation and other expenses incurred by or on behalf of Company representatives (which shall exclude expenses of the Initial Purchasers) in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other

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                                                                             148

costs and expenses incident to the performance by the Company of its obligations hereunder.

     (n) The Company will cause Westar Industries, Inc., contemporaneously with the consummation of the issuance of the Securities, to transfer to the Company in exchange for equity, Company debt in an amount equal to the sum of any offering expenses, Initial Purchasers' discounts, and the amount, if any, by which the debt incurred under and in connection with the issuance of the Securities and the Notes Due 2007 exceeds the amount of the debt of the Company retired by application of the proceeds of the sale of the Securities and the Notes Due 2007.

     6. Conditions to the Obligations of the Initial Purchasers. The obligations
        -------------------------------------------------------
of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The Initial Purchasers shall have received from Larry D. Irick, Esq., Vice President and Corporate Secretary of the Company, and from other counsel (which may be Company counsel) acceptable to the Initial Purchasers, one or more legal opinions, dated the Closing Date and addressed to the Initial Purchasers to the cumulative effect that:

         (i) each of the Company and the Principal Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification and where the failure to be so qualified would be materially adverse to the Company and its subsidiaries considered as a whole;

         (ii) each of the Company and the Principal Subsidiary possesses valid and subsisting franchises, certificates of convenience and authority, licenses and permits authorizing it to carry on the electric utility business in which it is engaged, subject to the expiration of the Principal Subsidiary's franchise agreement with the City of Wichita, in each case as described in the Final Memorandum;

         (iii) the Amended Mortgage has been duly and validly authorized by all necessary corporate action and has been duly executed and delivered, and has been qualified under the Trust Indenture Act of

1939, as amended, and constitutes a valid and binding instrument enforceable in accordance with its terms subject to the Enforceability Limitations;

     (iv) the Amended Mortgage and all required financing statements under the Uniform Commercial Code have been duly recorded or filed in each place in which any of the properties or assets of the Company subject to the lien of the Amended Mortgage are situated and in which such recording or filing is required to protect and preserve the lien of the Amended Mortgage, and all taxes and recording or filing fees required to be paid in connection with the execution, recording or filing of the Amended Mortgage have been duly paid;

     (v) the Securities have been duly authorized, executed, issued and delivered by the Company and constitute valid and legally binding obligations of the Company entitled to the lien of and benefits provided by the Amended Mortgage subject to the Enforceability Limitations;

     (vi) the Registration Rights Agreement has been duly authorized, executed and delivered and constitutes the legal, valid, binding and enforceable instrument of the Company subject to the Enforceability Limitations;

     (vii) neither the execution and delivery of the Amended Mortgage, the Registration Rights Agreement, the Securities or this Agreement, nor the consummation of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will conflict with, violate or result in a breach of any law, any administrative regulation or any court decree known to such counsel to be applicable to the Company or the Principal Subsidiary, conflict with or result in a breach of any of the terms, conditions or provisions of the charter or by-laws of the Company or the Principal Subsidiary or of any agreement or instrument known to such counsel to which the Company or the Principal Subsidiary is a party or by which the Company or the Principal Subsidiary is bound or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any properties or assets of the Company or the Principal Subsidiary other than the lien of the Amended Mortgage;

     (viii) this Agreement has been duly authorized, executed and delivered by the Company;

     (ix) the Securities and the Amended Mortgage conform as to legal matters in all material respects with the statements concerning them set forth in the Final Memorandum under the captions "Description of

Bonds" and "Exchange Offers; Registration Rights," insofar as such statements purport to summarize certain provisions;

     (x) an appropriate order has been entered by the FERC in Federal Power Act dockets ES00-39-000 and ES00-39-001 authorizing the issuance and sale of the Securities and the transactions related thereto as contemplated by this Agreement and the Registration Rights Agreement, and no additional consent, approval, authorization, filing with or order of the FERC, the KCC or any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Amended Mortgage and the Registration Rights Agreement, except (i) such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Initial Purchasers in the manner contemplated in this Agreement and the Final Memorandum and the Registration Rights Agreement; (ii) the filing with the FERC of the reports required by 18 CFR Section 34.10; and
(iii) the filing with the KCC of a copy of the registration statement contemplated by the Registration Rights Agreement and such other approvals (specified in such opinion) as have been obtained;

     (xi) the Company has good and sufficient title to, or a satisfactory easement in, all the real property, and has good and sufficient title to all the personal property described in the Amended Mortgage as owned by it and subject to the lien of the Amended Mortgage, except any which may have been released from the lien thereof pursuant to the provisions thereof, subject only to (a) minor leases and liens of judgements not prior to the lien of the Amended Mortgage, which, in such counsel's opinion, do not interfere with the Company's business, (b) minor defects, irregularities and deficiencies in titles of properties and rights-of-way which, in such counsel's opinion, do not materially impair the use of such property and rights-of-way for the purposes for which they are held by the Company, and (c) other permitted liens as defined in the Amended Mortgage; subject only as above set forth in this paragraph, the Amended Mortgage constitutes a valid, direct first mortgage lien upon said properties and upon all franchises owned by the Company, which properties and franchises include all the physical properties and franchises of the Company (other than classes of property expressly excepted in the Amended Mortgage); all physical properties and franchises (other than classes of property expressly excepted in the Amended Mortgage as aforesaid) hereafter acquired by the Company will, upon such acquisition, become subject to the lien thereof, subject however to liens permitted thereby and to any liens existing or placed upon such properties at the time of the acquisition thereof by the Company and except as described in the Final Memorandum; and the descriptions of all such properties and assets contained in the granting clauses of the Amended Mortgage are correct and adequate for the purposes of the Amended Mortgage;

     (xii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Principal Subsidiary or its or their property that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, result in a material adverse change in the condition (final or otherwise), prospects, earnings, business or properties of the Company and its Restricted Subsidiaries, taken as a whole;

     (xiii) the statements in the Final Memorandum under the heading "Certain U.S. Federal Income Tax Considerations" and the statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the "Annual Report") under the heading "Legal Proceedings" fairly summarize the matters therein described;

     (xiv) no facts have come to such counsel's attention that lead him to believe that the Final Memorandum at the Execution Time and on the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the statistical information, financial statements and other financial information contained therein, as to which such counsel need express no opinion);

     (xv) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of the Securities under the Act, and no qualification of an indenture under the Trust Indenture Act, are required for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement; and

     (xvi) the documents of the Company incorporated by reference in the Final Memorandum, as of the respective dates on which they were filed with the Commission pursuant to the Exchange Act, complied as to form in all material respects with the Exchange Act and the applicable published rules and regulations of the Commission under the Exchange Act.

   In rendering such opinion, counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

     (b) The Company shall have requested and caused Morris, Laing, Evans, Brock & Kennedy, Chartered, special counsel for the Company, to furnish to the Initial Purchasers its opinion, dated the Closing Date, addressed to the Initial Purchasers and in form reasonably satisfactory to the Initial Purchasers, to the effect that:

         (i) unless the issue and sale of the Securities pursuant to this Agreement violates an existing valid order of the KCC, no consent, approval, authorization, order, registration, waiver, exemption or qualification of or with the KCC is required for the issue and sale of the Securities by the Company pursuant to this Agreement;

         (ii) the issue and sale of the Securities should not be interpreted by the KCC to violate the July 20, 2001 Order of the KCC; and

         (iii) if the KCC were to determine that the issue and sale of the Securities violates the July 20, 2001 Order, (i) any such violation should not affect the validity of the Securities; (ii) any such violation should not impair the legal enforceability of such Securities; and (iii) the Company should not be prevented from making timely payments of interest, premium, if any, and principal pursuant to the terms of the Securities, or otherwise complying with the terms of the Securities.

     (c) The Initial Purchasers shall have received from Cahill Gordon & Reindel, special counsel to the Company, a legal opinion dated the Closing Date and addressed to the Initial Purchasers and in form reasonably satisfactory to the Initial Purchasers, covering the matters referred to in clauses (iii), (v),
(vi), (viii), (ix), the statement with respect to "Certain U.S. Federal Income Tax Considerations" in (xiii) and (xv) of Section 6(a) above. In rendering such opinions, such counsel may rely as to matters of fact, to the extent they deem proper on certificates of responsible officers of the Company and public officials, and as to matters relating to the FERC authorization and Kansas law (including matters relating to the KCC), upon the opinions rendered pursuant to Sections 6(a) and 6(b) above. In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent certified public accountants for the Company and the Initial Purchasers at which conferences the contents of the Final Memorandum were discussed and that although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except as to matters referred to in their opinion described in clauses (ix) and (xiii) referred to above, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts came to their attention which lead them to believe that the Final Memorandum, as of its date, or (as amended or supplemented) as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except in each case as to the financial statements and other financial and statistical data contained therein or incorporated by reference therein, with respect to which they need make no comment).

     (d) The Initial Purchasers shall have received from Sidley Austin Brown & Wood LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Amended Mortgage, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. Sidley Austin Brown & Wood LLP may rely on the opinion of one or more of the foregoing counsel for the Company.

     (e) The Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by two of its executive officers (one of whom shall be a principal financial or accounting officer of the Company), dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

     (ii) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

     (f) Subject to such modifications as the Initial Purchasers may, in their discretion, deem acceptable to accommodate the current uncertainty relating to the ongoing operations of Arthur Andersen, at the Execution Time and at the Closing Date, the Company shall have requested and caused Arthur Andersen to furnish to the Initial Purchasers letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder, and that:

               (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Final Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations thereunder;

               (ii) on the basis of carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees thereof committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2001, nothing came to their attention which caused them to believe that:

                         (1) with respect to the period subsequent to December
                    31, 2001 there were any changes, at a specified date not more than five days prior to the date of the letter, in the total long-term liabilities of the Company and its subsidiaries or cumulative preferred stock or common stock of the Company or decreases in the shareholders' equity of the Company as compared with the amounts shown on the December 31, 2001 consolidated balance sheet included in the Annual Report, or for the period from January 1, 2002 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in total sales or earnings (loss) before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter (including decreases as a result of the impairment charge in the first quarter of 2002 of approximately $657 million), in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers; or

                    (2) the information included under the headings "Selected
               Financial Data" in the Annual Report is not in conformity with the disclosure requirements of Regulation S-K; or

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, the information included in Items 1, 2, 6, 7 and 11 of the Annual Report agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          References to the Final Memorandum in this Section 6(f) include any amendment or supplement thereto at the date of the applicable letter.

          (g) On the Closing Date, the AA Representation Letter shall not have been rescinded and the Company shall have no reason to believe that the representations in the AA Representation Letter are not true and correct in all respects.

          (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Restricted Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause
     (i) or (ii) above, is, in the sole judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (i) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depositary Trust Company.

          (j) Subsequent to the Execution Time, there shall not have been any
     (i) downgrading in the rating accorded the Company's debt securities by a "nationally recognized securities rating organization," as that term is defined by the Commission for purposes of its Rule 436(g)(2); and (ii) no such rating organization shall have announced publicly that it has placed, or informed the Company or the Initial Purchasers that it intends to place, any of the Company's debt securities on what is commonly referred to as a "watchlist" for possible downgrading, in a manner or to an extent indicating a materially greater likelihood of a downgrading in rating as described in clause (i) above occurring than was the case as of the date hereof.

          (k) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 875 Third Avenue, New York, NY 10021, on the Closing Date.

          7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Salomon Smith Barney Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors and officers of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange
Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided
by the Company to any holder or prospective purchaser of Securities pursuant to
Section 5(g), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided,
                                                                --------
however, that the Company will not be liable in any such case to the extent that
-------
any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Initial Purchasers specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Initial Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in (i) the last paragraph of the cover page regarding the delivery of the Securities, the fourth full paragraph on page (ii) and the related disclosure on page 73 (in the third full paragraph from the bottom of page 73) concerning stabilization, syndicate covering transactions and penalty bids and, under the heading "Plan of Distribution";
(ii) the sentences related to concessions and reallowances; (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum and (iv) paragraphs three, five and seven under the heading "Plan of Distribution," constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified
--------  -------
party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided,
                                                                     --------
however, that in no case shall any Initial Purchaser (except as may be provided
-------
in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director and officer of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule 1 hereto, and not joint.

     9. Default by an Initial Purchaser. If any one or more Initial Purchasers
        -------------------------------
shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the
                               --------  -------
aggregate amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the
         -----------
absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

     11. Representations and Indemnities to Survive. The respective agreements,
         ------------------------------------------
representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective
         -------
only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc. at 388 Greenwich Street, New York, New York 10013 Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Western Resources, Inc. Legal Department (fax no.: (785) 575-1936) and confirmed to Mr. Larry D. Irick, Vice President and Corporate Secretary, at 818 South Kansas Avenue, Topeka, Kansas 66612.

     13. Successors. This Agreement will inure to the benefit of and be binding
         ----------
upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed
         --------------
in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15. Counterparts. This Agreement may be executed in one or more
         ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     16. Headings. The section headings used herein are for convenience only and
         --------
shall not affect the construction hereof.

     17. Definitions. The terms which follow, when used in this Agreement, shall
         -----------
have the meanings indicated.

     "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation
D.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York, New York and Topeka, Kansas.

     "Commission" shall mean the Securities and Exchange Commission.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Execution Time" shall mean, the date and time that this Agreement is executed and delivered by the parties hereto.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Principal Subsidiary" shall mean Kansas Gas and Electric Company.

     "Restricted Subsidiaries" shall have the same meaning as in the Amended Mortgage.

     "Regulation D" shall mean Regulation D under the Act.

     "Regulation S" shall mean Regulation S under the Act.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                        Very truly yours,

                                        Western Resources, Inc.


                                        By /s/ Paul R. Geist
                                          -------------------------
                                          Name: Paul R. Geist
                                          Title: Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
J.P. Morgan Securities Inc.
BNY Capital Markets, Inc.

By:  Salomon Smith Barney Inc.


By /s/ Arthur Tildesley, Jr
  ----------------------------------
  Name: Arthur Tildesley, Jr.
  Title: Managing Director

For itself and the other several
Initial Purchasers named in
Schedule I to the foregoing
Agreement.

                                                                             308
                                   SCHEDULE I



                                                                                Principal
                                                                                Amount of Securities
Initial Purchasers                                                              to be Purchased
------------------                                                              --------------------

Salomon Smith Barney Inc..........................................................$ 212,386,000
J.P. Morgan Securities Inc..........................................................141,591,000
BNY Capital Markets, Inc............................................................ 11,023,000
                                                                                    -----------
       Total......................................................................$ 365,000,000
                                                                                    ===========

                                                                       EXHIBIT A

                       Selling Restrictions for Offers and
                       -----------------------------------
                         Sales outside the United States
                         -------------------------------

                  (1)(a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

                  (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

                  (c) Terms used in this section have the meanings given to them by Regulation S.

                  (2) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA")

                                                                              28
with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which
Section 21(1) of the FSMA does not apply to the Company.

                                      A-2